UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 7, 2009

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on July 12, 2009, Aurora Oil & Gas Corporation (the “Company”) and the Company’s 96.1% owned subsidiary, Hudson Pipeline & Processing Co., LLC (together, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Michigan (the “Bankruptcy Court”). On October 7, 2009, the Debtors filed with the Bankruptcy Court a proposed disclosure statement (the “Disclosure Statement”) and a proposed joint plan of reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”). The Company has filed the Plan and Disclosure Statement as exhibits hereto because such documents have been filed with the Bankruptcy Court.

The Plan will become effective only if it receives the requisite approval of the Debtors’ respective creditors and confirmation by the Bankruptcy Court.  There can be no assurance that the Plan will be acceptable to the required amounts of such creditors or confirmed by the Bankruptcy Court, or that the Disclosure Statement will be approved by the Bankruptcy Court.  Accordingly, all information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments or supplements thereto, actions of third parties or otherwise.  A hearing has been scheduled for November 4, 2009, at 10:30 a.m. (prevailing eastern time) to consider approval of the Disclosure Statement and to establish the deadline for objecting to the Plan.  Objections to approval of the Disclosure Statement must be received on or before October 30, 2009, at 4:00 p.m. (prevailing eastern time).

The 6 classes of claims and interests and proposed treatment under the Plan are summarized as follows:

Class 1 – Holders of allowed priority claims are proposed to be paid in full within 30 days of the effective date of the Plan.  Priority claims are entitled to priority pursuant to Bankruptcy Code 507(a) or (b) and are not administrative claims or tax claims.  Such claims would include, but would not be limited to, unsecured claims earned within 180 days before July 12, 2009 (the “Petition Date”) up to $10,950 for each person for wages, salaries, or commissions, including severance, vacation, and sick leave pay earned, and unsecured claims for contributions to an employee benefit plan arising from services rendered within 180 days before the Petition Date, for each such plan up to a specified limit.  Pursuant to the Bankruptcy Code, all holders of priority claims are deemed to have accepted the Plan because they are not impaired and, therefore, are not entitled to vote on the Plan.

Class 2 – The Plan proposes that holders of allowed first lien loan claims will receive such holder’s pro rata share of up to $40 million in principal amount of new secured notes and 32 million shares of new Aurora preferred stock.  The Plan proposes that holders of allowed second lien loan claims will receive such holder’s pro rata share of 56 million shares of new Aurora class A common stock.  The Plan proposes that holders of allowed other secured claims against the Company or Hudson Pipeline & Processing Co., LLC will receive either: (i) the amount of such claim in full, in cash, on the later of the effective date or the allowance date of such claim, (ii) return of the underlying collateral to such claim, (iii) reinstate such claim in accordance with the provisions of Bankruptcy Code 1124, (vi) pay such claim in full in the ordinary course or (v) treat such claim in a manner otherwise agreed to by the holder.  The Plan proposes that the holder of allowed Northwestern Bank (“NW Bank”) secured claims will receive (i) ownership of the NW Bank note collateral and (ii) a release from the NW Bank letters of credit collateral in an amount equal to any amounts previously drawn down from the NW Bank letters of credit, and at the Debtors’ election, (a) either the NW Bank letters of credit will be reinstated, in which case NW Bank will be entitled to retain the NW Bank letters of credit collateral, or (b) the NW Bank letters of credit will be cancelled without further draw, in which case the remaining amount of the NW Bank letters of credit collateral will be released to the Debtors or the reorganized debtors free of any liens, claims, or interests of NW Bank.  Pursuant to the Bankruptcy Code, the holders of the first and second lien loans, each of which are impaired, are entitled to vote on the Plan.  Holders of other secured claims and NW Bank secured claims are deemed to have accepted the Plan because they are not impaired and, therefore, are not entitled to vote on the Plan with respect to claims in this class.

Class 3 – The Plan proposes that holders of allowed general unsecured claims against the Company will receive their pro rata share of $150,000.  The Plan proposes that holders of allowed general unsecured claims against Hudson Pipeline & Processing Co., LLC will receive their pro rata share of $50,000.  Pursuant to the Bankruptcy Code, because all holders of general unsecured claims against either Debtor are impaired, such holders are entitled to vote on the Plan.

Class 4 – The Plan proposes that the old Company common stock interests will be cancelled and be deemed terminated and of no force and effect.  Pursuant to the Bankruptcy Code, because holders of old Company common stock interests will receive no distribution under the Plan and therefore, are deemed to have rejected the Plan, they are not entitled to vote to accept or to reject the Plan.

Class 5 – The Plan proposes that intercompany claims amongst the Debtors will be reviewed by the Debtors and adjusted, continued, or discharged, as Debtors determine, as appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the reorganized debtors, among other things.  Pursuant to the Bankruptcy Code, holders of intercompany claims are deemed to have rejected the Plan and are not entitled to vote to accept or to reject the Plan.

Class 6 – The Plan proposes that the old Hudson Pipeline & Processing Co., LLC interests will be cancelled and be deemed terminated and of no force and effect.  Pursuant to the Bankruptcy Code, because holders of old Hudson Pipeline & Processing Co., LLC interests will receive no distribution under the Plan and therefore, are deemed to have rejected the Plan, they are not entitled to vote to accept or to reject the Plan.

For the Plan to be confirmed, it must be accepted by at least one class of claims that is impaired under the Plan (determined without including any acceptance of the Plan by any insider of the Debtors).  Under Bankruptcy Code 1126(c), an impaired class of claims has accepted the Plan if holders representing at least two-thirds in dollar amount and more than one-half in number of the allowed claims that have actually voted in that class have voted to accept the Plan.

The Bankruptcy Court has not yet approved the Disclosure Statement.  Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of claims and interests to the extent required by Bankruptcy Code section 1125 or the Bankruptcy Court. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. There can be no assurance that the Disclosure Statement will be approved by the Bankruptcy Court or that the Plan will be acceptable to the required amount of creditors or confirmed by the Bankruptcy Court.

Most of the Debtors' filings with the Bankruptcy Court are available to the public at www.donlinrecano.com/aurora.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.30	Disclosure Statement Pursuant to Bankruptcy Code 1125 to Accompany the Joint Plan of Reorganization of Debtors Aurora Oil & Gas Corporation and Hudson Pipeline & Processing Co., LLC.

10.31	Joint Plan of Reorganization of Debtors Aurora Oil & Gas Corporation and Hudson Pipeline & Processing Co., LLC.

10.32	Notice of Disclosure Statement Hearing.

99.1	Press Release dated October 13, 2009.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: October 13, 2009	/s/ Barbara E. Lawson
By: Barbara E. Lawson
Its: Chief Financial Officer